UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

☐   QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

OR

☒   TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 24, 2004

Date of earliest event reported: November 22, 2004

Commission file number 333-103749

MAINE & MARITIMES CORPORATION

(Exact name of Registrant as Specified in its Charter)

ME	30-0155348
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

209 STATE STREET, PRESQUE ISLE, MAINE	04769
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (207) 760-2499

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.         ☒ YES     ☐ NO

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Act of 1934).          ☐ YES     ☒ NO

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the close of the period covered by this report.

Common Stock, $7.00 par value - 1,635,429 shares

Maine & Maritimes Corporation

Item 2.03 Creation of a Direct Financial Obligation

On November 22, 2004, Maine Public Service Company, a wholly-owned subsidiary of Maine & Maritimes Corporation, executed a $6 million, unsecured, seven-year variable interest rate term note.  Funds available under the facility are to be used to refinance capital expenditures temporarily financed with a revolving line of credit.  The Maine Public Utilities Commission approved this facility on October 13, 2004, in Docket No. 2004-637.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAINE & MARITIMES CORPORATION

Date:       November 24, 2004

By:          /s/ J. Nicholas Bayne

J. Nicholas Bayne

                President & Chief Executive Officer